Exhibit 10.1B
     Schedule 1.15
Genco Assets
PLANTS AND RELATED PROPERTIES
S. R. Bertron Electric Generating Station — 844 MW
2012 Miller Cut-Off Road, Deer Park, Harris County, Texas 77536
•	To include 1,255,528 barrels of fuel oil tankage, associated pumping and measuring equipment, and outlying buildings.
H. O. Clarke Electric Generating Station — 78 MW
12100 Hiram Clark Road, Houston, Harris County, Texas 77036
Deepwater Electric Generating Station — 174 MW
901 Light Company Road, Pasadena, Harris County, Texas 77501
P. H. Robinson Electric Generating Station — 2,213 MW
5501 State Highway 146, Bacliff, Galveston County, Texas 77518
•	To include fuel oil/natural gas handling equipment and fuel oil accumulator tank.

•	To include remote cooling towers, and discharge and intake canal.
Cedar Bayou Electric Generating Station — 2,260 MW
7705 Old West Bay Boulevard, Eldon, Chambers County, Texas 77520
•	To include cooling pond, discharge and intake canal [Road and distribution easement to be granted to Resources for access to the Conference Center adjacent to the discharge canal]

•	To include 2,329,880 barrels of fuel oil tankage, associated pumping and measuring equipment, and outlying buildings.
Greens Bayou Electric Generating Station — 760 MW
12070 Beaumont Highway, Houston, Harris County, Texas 77049
•	To include Fore-Bay 15 acre pond site

•	To include 30” water line from Fore-Bay to cooling tower along with easement within transmission corridor from REI

•	To include 1,070,163 barrels of fuel oil tankage, associated pumping and measuring equipment, truck loading/unloading facilities, and outlying buildings.

1

W. A. Parish Electric Generating Station — 1,191 MW
2500 Y.U. Jones Road, Thompson, Ft. Bend County, Texas 77481
•	To include make-up water source consisting of Richmond Rice Canal and Ft. Bend County drainage rights from 15 acre pump station site to Smithers Lake/Plant boundary (approximately 13.3 miles in length)

•	To include rail spur consisting of easements and fee tracts [condemnation still pending for several tracts]

•	To include 153,665 barrels of fuel oil tankage, associated pumping and measuring equipment, and outlying buildings.

•	To include 300 aluminum and 1,238 steel railcars that are owned and 1,063 steel railcars controlled under a long-term capital lease.
Webster Electric Generating Station — 387 MW
19301 Old Galveston Road, Webster, Harris County, Texas 77598
•	To include two (2) discharge canals
T. H. Wharton Electric Generating Station — 1,254 MW
16301 Tomball Parkway (SH 249), Houston, Harris County, Texas 77004
•	To include 1,204,149 barrels of fuel oil tankage, associated pumping and measuring equipment, truck loading/unloading facilities, and outlying buildings.
Limestone Electric Generating Station — 1,532 MW
Route 1, Box 85, Jewett, Limestone County, Texas 75846
•	To include Conference Center on contiguous 100 acre site

•	To include make-up water line and corresponding easements extending from Lake Limestone to the Plant site, a portion of which is within the REI transmission corridor
Jewitt Mine — (land and equipment)
Intersection of F.M. 39 and F.M. 80 in Limestone, Leon and Freestone Counties, Texas
•	To include approximately 19,228 acres of land.

•	To include draglines, bucketwheel excavator, dozers, backhoes, motor graders, pumps, front-end loaders, trucks, support equipment, tools, buildings, roads, diversions and retention ponds used in the mining and production of lignite located within the Jewett Mine permit boundary.

2

San Jacinto Steam Electric Station — 162 MW
845 Sens Road, LaPorte, Harris County, Texas 77571 (located on land owned by and leased from DuPont)
•	To include 40,475 barrels of fuel oil tankage, associated pumping and measuring equipment.
South Texas Nuclear Project
30.8% undivided ownership interest in South Texas Nuclear Project Units 1 and 2 and Common Station Facilities, but excluding the substation and transmission lines
OTHER REAL ESTATE ASSETS AND CONTRACTS
Dayton Salt Dome
•	Amended Gas Storage Service Contract dated April 15, 1994 between Houston Lighting & Power Company and HNG Dayton Storage.
Kinder Morgan Texas Pipeline Transportation Agreenent
•	Agreement between Reliant Energy HL&P and Kinder Morgan Texas Pipeline for transportation to and from the Dayton Salt Dome.
Burlington Northern Santa Fe
•	Coal Transportation Agreement dated December 30, 1999 between The Burlington Northern and Santa Fe Railway Company and Reliant Energy HL&P.
Union Pacific
•	Amended and Restated Coal Transportation Agreement between union Pacific Railroad Company and Reliant Energy HL&P dated October 1, 1999
Northwestern Resources Co.
•	Lignite Supply Agreement (as amended) between Northwestern Resources Co. and Utility Fuels, Inc.

•	Construction and Operation Agreement between Northwestern Resources Co. and Utility Fuels, Inc.

•	Settlement Agreement and Amendment of Existing Contracts between Northwestern Resources Co. and Reliant Energy, Incorporated.
The Dow Chemical Company
•	Option and Agreement between The Dow Chemical Company and Houston Lignting & Power Company dated May 1, 1979.

3

Kennecott Energy
•	Coal Supply Agreement (as amended) between Spring Creek Coal Company and Utility Fuels, Inc dated June 2, 1978.

•	Coal Supply Agreement (as amended) between Kerr-McGee Coal Corporation and Utility Fuels, Inc. dated April 18, 1980.
Fuel Oil Pipeline — Approximately 88 miles of 12” and 18” natural gas/fuel oil pipelines connecting with T. H. Wharton, Greens Bayou, Deepwater, Webster, S. R. Bertron, P. H. Robinson, and Cedar Bayou Plants, along with right-of-way for extension to Dayton Salt Dome, inclusive of 1.4 miles of 24” natural gas pipeline at Dayton Salt Dome, barge dock facility at SR Bertron, fuel oil/natural gas injection sites inclusive of Exxon, TETCO, Red Bluff Road, Oil Tanking, GATX and Amerada Hess, along with all fuel oil/natural gas pumping and measuring equipment.
Allen’s Creek/Wallis Property — Approximately 1,700 acres in Austin County, Texas, remaining after the sale of acreage below 125 feet contour line to Brazos River Authority
Energy Development Center — 12301 Kurland, Houston, Harris County, Texas — Office building, warehouse, garage and shop on approximately 55 acres (including approximately 5 acre drainage facilities), plus 2 +/- acres on Conklin Lane
Malakoff — Approximately 3,398 acres for proposed plant site location in Henderson County, Texas, along with the surface estate in certain nearby coal lands comprising approximately 8,372 acres south of the 3,398 plant site acreage.
Mills Creek — Approximately 865 acres in ten (10) separate tracts in Austin County, Texas

4

Schedule 1.40
MRT Energy Marketing Assets and Liabilities
     The MRT Energy Marketing Assets are the assets employed in the business heretofore conducted by the MRT Energy Marketing division of RES of providing commodity sales and asset management services to approximately 90 end use and distribution customers in the midwest, primarily in the territory served by Mississippi River Transmission Corporation. These activities are conducted by approximately nine employees in St. Louis in space subleased from Mississippi River Transmission Corporation under an informal arrangement. The assets include customer contracts, with contract terms generally ranging from one to three years or subject to extension under evergreen provisions. The MRT Energy Marketing Assets also include office equipment and supplies used by the aforementioned personnel. The MRT Energy Marketing Liabilities consist of the liabilities of RES arising out of or resulting from the conduct of the business conducted by its MRT Energy Marketing Divisions, including liabilities under the contracts included in the MRT Energy Marketing Assets and employee liabilities.
     The MRT Energy Marketing Assets and the MRT Energy Marketing Liabilities, respectively, include, as of December 31, 2000, the assets and liabilities reflected in the following balance sheet:

Assets		Liabilities

Cash	$8,313,628.36	Accounts payable	$29,161,859.93
Accounts Receivable (before deduction of uncollectible assets)	39,058,346.57	Accounts payable (intercompany)	7,996,375.00
		Taxes	1,192,532.00

1

Schedule 1.47
Regulated Retail Assets
          The assets used in the conduct of the Regulated Retail Business, to be more particularly described in a Supplement to this Schedule 1.47 to be agreed to by REI and Resources, but in any event including the assets described in Schedule 2.2 to the Retail Agreement and desktop computers, printers and other standard office equipment used in the Regulated Retail Business.

1

Schedule 1.48
Regulated Retail Business
          The business of selling electric power and energy and associated services to retail electric customers in the service territory certificated to Reliant Energy HL&P.

1

Schedule 1.53
REI Group Companies

Name	Ownership	Domicile

RELIANT ENERGY, INCORPORATED		TEX

Subsidiaries/Affiliates:
HL&P Capital Trust I	100%	DEL
HL&P Capital Trust II	100%	DEL
HL&P Receivables, Inc.	100%	DEL
Houston Industries Energy (UK), Inc.	100%	DEL
Houston Industries FinanceCo GP, LLC	100%	DEL
Houston Industries FinanceCo LP	99%	DEL
Houston Industries Funding Company	100%	DEL
Houston Industries Incorporated	100%	TEX
Houston Lighting & Power Company	100%	TEX
NorAm Energy Corp.	100%	DEL
REI Trust I	100%	DEL
REI Trust II	100%	DEL
Reliant Energy FinanceCo II GP, LLC	100%	DEL
Reliant Energy FinanceCo II LP	99%	DEL
Reliant Energy FinanceCo III GP, LLC	100%	DEL
Reliant Energy FinanceCo III LP	99%	DEL
Reliant Energy FinanceCo IV GP, LLC	100%	DEL
Reliant Energy FinanceCo IV LP	99%	DEL
Reliant Energy Investment Management, Inc.	100%	DEL
Reliant Energy Power Systems, Inc.	100%	DEL
Reliant Energy Products, Inc.	100%	DEL
Reliant Energy Properties, Inc.	100%	DEL
Reliant Energy Regco, Inc.	100%	DEL
Reliant Energy MergerCo, Inc.	100%	DEL
Reliant Energy Tegco, Inc.	100%	DEL
Reliant Energy Thermal Systems, Inc.	100%	DEL
Reliant Energy Thermal Systems (Delaware), Inc.	100%	DEL
Northwind Houston L.P.	74.61%	DEL
Northwind Houston L.L.C.	75%	DEL
Reliant Energy Transition Bond Company LLC	100%	DEL
Reliant Energy Water, Inc.	100%	DEL
Utility Rail Services, Inc.	100%	DEL
UFI Services, Inc.	100%	DEL
RELIANT ENERGY INTERNATIONAL, INC.	100%	DEL
HI Energy Holdings I.B.V.	100%	NTH
Reliant Energy Brazil Ltd.	100%	CAY
HIE Brasil Rio Sul Ltda.	20%	BRZ
Reliant Energy International Brasil Ltda.	99.9%	BRZ

1

Name	Ownership	Domicile

Reliant Energy Brasil, Ltda.	99.9995%	BRZ
Reliant Energy Brazil Tiete Ltd.	100%	CAY
Reliant Energy Brazil Ventures Ltd.	100%	CAY
Reliant Energy Colombia Ltd.	100%	CAY
Reliant Energy Colombia Ltda.	99%	COL
Reliant Energy Holdings Ltd.	100%	CAY
Reliant Energy International II, Inc.	100%	DEL
HIE Ford Heights, Inc.	100%	DEL
HIE Fulton, Inc.	100%	DEL
Reliant Energy India, Inc.	100%	MAU
Reliant Energy Rain, Inc.	100%	MAU
Rain Calcining Limited	24.79%	IND
Reliant Energy International Holdings, LLC	100%	DEL
Reliant Energy El Salvador, S.A. de C.V.	99%	ELS
Reliant Energy International Services, Inc.	100%	DEL
Reliant Energy Light, Inc.	100%	DEL
Reliant Energy Cayman Holdings Ltd.	100%	CAY
Reliant Energy Argentina S.A.	99%	ARG
Reliant Energy Argener S.A.	51%	ARG
Reliant Energy Opco S.A.	99.94%	ARG
Reliant Energy Argentine Holdings Ltd.	100%	CAY
Reliant Energy Cayman Investments Ltd.	100%	CAY
Reliant Energy Cayman Ltd.	100%	CAY
Reliant Energy Cayman Acquisitions Ltd.	100%	CAY
Reliant Energy Outsource Ltd.	100%	CAY
Venus Generation El Salvador	50%	CAY
Reliant Energy Salvador Holding Company Ltd.	100%	CAY
Reliant Energy Santiago del Estero, S.A.	99%	ARG
Empresa Distribuidora de Electricidad de Santiago del Estero S.A. (“EDESE”)	90%	ARG
Worldwide Electric Holdings B.V.	100%	NTH

RELIANT ENERGY RESOURCES CORP.	100%	DEL

Subsidiaries/Affiliates:
ALG Gas Supply Company	100%	DEL
Allied Materials Corporation	100%	TEX
Arkansas Louisiana Finance Corporation	100%	DEL
Arkla Industries Inc.	100%	DEL
Arkla Products Company	100%	DEL
Blue Jay Gas Company	100%	DEL
Entex Fuels, Inc.	100%	TEX
Entex Gas Marketing Company	100%	TEX

2

Name	Ownership	Domicile

Entex Gas Resources Corp.	100%	TEX
Entex NGV, Inc.	100%	DEL
Entex Oil & Gas Co.	100%	TEX
Illinois Gas Transmission Company	100%	DEL
Industrial Gas Supply Corporation	100%	TEX
Intex, Inc.	100%	TEX
Louisiana Unit Gas Transmission Company	100%	TEX
Minnesota Intrastate Pipeline Company	100%	DEL
Mississippi River Transmission Corporation	100%	DEL
MRT Holdings, Inc.	100%	DEL
MRT Services Company	100%	DEL
MRT Energy Marketing Company	100%	DEL
National Furnace Company	100%	TEX
NorAm Financing I	100%	DEL
NorAm Utility Services, Inc.	100%	DEL
Reliant Energy Consumer Group, Inc.	100%	DEL
Reliant Energy Field Services, Inc.	100%	DEL
Reliant Energy Field Services Holdings, Inc.	100%	DEL
Reliant Energy Gas Processing, Inc.	100%	DEL
Reliant Energy Funds Management, Inc.	100%	DEL
Reliant Energy Gas Transmission Company	100%	DEL
Reliant Energy Hub Services, Inc.	100%	DEL
Reliant Energy Intrastate Holdings, LLC	100%	DEL
Pine Pipeline Acquisition Company, LLC	81.4%	DEL
Reliant Energy Pipeline Services, Inc.	100%	DEL
Reliant Energy OQ, LLC	100%	DEL
OQ Partners, a general partnership	50%	TEX
Reliant Energy Retail, Inc.	100%	DEL
Reliant Energy Retail Interests, Inc.	100%	DEL
Reliant Energy Trading and Transportation Group, Inc.	100%	TEX
Unit Gas Transmission Company	100%	TEX
United Gas, Inc.	100%	TEX

3

Schedule 1.64
Resources Group Companies

Name	Ownership	Domicile

RELIANT RESOURCES, INC.	100%	DEL
Arkla Finance Corporation	100%	DEL
GuideStreet, Inc.	100%	DEL
Reliant Energy Broadband, Inc.	100%	DEL
Reliant Energy Communications, Inc.	100%	DEL
Insync Internet Services, Incorporated	100%	TEX
Reliant Energy Communications (Delaware), LLC	100%	DEL
Reliant Energy Communications Networks, LP	99%	DEL
Reliant Energy Communications (Texas), LLC	100%	DEL
Reliant Energy Europe Trading & Marketing, Inc.	100%	DEL
Reliant Energy Trading & Marketing, B.V.	100%	NTH
Reliant Energy Trading & Marketing GmbH	100%	GER
Reliant Energy Net Ventures, Inc.	100%	DEL
Reliant Energy Retail Holdings, LLC	100%	DEL
Reliant Energy Customer Care Services, LLC	100%	DEL
Reliant Energy Retail Services, LLC	100%	DEL
Reliant Energy Solutions, LLC	100%	DEL
Reliant Energy Solutions California, Inc.	100%	DEL
New Texas Energy Company	100%	DEL
StarEn Power, LLC	100%	DEL
Reliant Energy Services, Inc.	100%	DEL
Reliant Energy Services Channelview LLC	100%	DEL
Reliant Energy Services Desert Basin, LLC	100%	DEL
Reliant Energy Services Holdings, Inc.	100%	DEL
Reliant Energy Services Mid-Stream, LLC	100%	DEL
Reliant Energy Services New Mexico, LLC	100%	DEL
Reliant Energy Services International, Inc.	100%	DEL
Reliant Energy Services Canada, Ltd.	100%	CAN
Reliant Energy Trading Exchange, Inc.	100%	DEL
Energy Platform Trading Holding Company, Inc.	16%	DEL
Reliant Resources International Services, Inc.	100%	DEL
Reliant Energy Ventures, Inc.	100%	DEL
Reliant Energy Wholesale Service Company	100%	DEL
ReliantEnergy.com, Inc.	100%	DEL

RELIANT ENERGY POWER GENERATION, INC.	100%	DEL
El Dorado Energy, LLC	50%	DEL
Reliant Energy Arrow Canyon, LLC	100%	DEL
Reliant Energy Aurora Holding Corp.	100%	DEL
Reliant Energy Aurora I, LP	99%	DEL
Reliant Energy Aurora II, LP	99%	DEL

1

Name	Ownership	Domicile

Reliant Energy Aurora, LP	99%	DEL
Reliant Energy Aurora Development Corp.	100%	DEL
Reliant Energy Bighorn, LLC	100%	DEL
Reliant Energy California Holdings, LLC	100%	DEL
Reliant Energy Coolwater, LLC	100%	DEL
Reliant Energy Ellwood, LLC	100%	DEL
Reliant Energy Etiwanda, LLC	100%	DEL
Reliant Energy Mandalay, LLC	100%	DEL
Reliant Energy Ormond Beach, LLC	100%	DEL
Reliant Energy Capital (Europe), Inc.	100%	DEL
Reliant Energy Europe, Inc.	100%	DEL
Reliant Energy Wholesale (Europe) Holdings B.V.	100%	NTH
Reliant Energy Wholesale (Europe) Holdings II C.V.	99.5%	NTH
Reliant Energy Wholesale (Europe) C.V.	99.5%	NTH
Reliant Energy UNA B.V.	52%	NTH
N.V. UNA	100%	NTH
APX-Amsterdam Power Exchange	10%	NTH
BV Antraciet Handelsvereeniging	100%	NTH
B.V. Nederlands Elektriciteit Administratiekantoor	25%	NTH
Demkolec B.V.	100%	NTH
N.V. GKN	100%	NTH
COVRA B.V.	30%	NTH
TenneT B.V.	100%	NTH
Electorisk NV	21%	NTH
GKE BV	16%	NTH
Howo GmbH	10%	GER
KEMA NV	10%	NTH
B.V. BPA HES-West	100%	NTH
B.V. Business Park Arnhem	100%	NTH
B.V. KEMA	100%	NTH
CEBEC Registered Quality c.v.b.a.	50%	BEL
DUtrain GmbH	60%	GER
Geographic Information Technology, Inc.	80%	USA
KEMA-Arbodienst B.V.	100%	NTH
KEMA Consulting Canada Ltd.	100%	CAN
KEMA Consulting Europe B.V.	100%	NTH
KEMA Consulting GmbH	100%	GER
KEMA Consulting, Inc.	100%	USA
KEMA-ECC, Inc.	100%	USA
KEMA-ETC A/O	100%	RUS

2

Name	Ownership	Domicile

KEMA-GOST B.V.	50%	NTH
KEMA-IEV GmbH	60%	GER
KEMA Indonesie B.V.	100%	NTH
KEMA International B.V.	100%	NTH
KEMA International GmbH Deutschland	100%	GER
KEMA Nederland B.V.	100%	NTH
KEMA Nucleair B.V.	100%	NTH
KEMA Polska Sp. z.o.o.	100%	POL
KEMA-Powertest, Inc.	100%	USA
KEMA-Realty LLC	100%	USA
KEMA Registered Quality B.V.	100%	NTH
KEMA Registered Quality Consultants B.V.	100%	NTH
KEMA Registered Quality Czech Republic spol. r.o.	100%	CZE
KEMA Registered Quality Hong Kong Ltd.	51%	HK
KEMA Registered Quality, Inc.	100%	USA
KEMA Registered Quality Italia S.r.l.	100%	ITL
KEMA Registered Quality Polska Sp. z.o.o.	100%	POL
KEMA Technology Czech Republic spol. r.o.	100%	CZE
KEMA USA, Inc.	100%	USA
Macro Corporation	100%	USA
PT. KEMA Registered Quality Indonesia	100%	ID
PT. KEMA Technology Indonesia	100%	ID
NEM BV	2%	NTH
Power Investments BV	100%	NTH
Axima BV	45%	NTH
Power Projects BV	50%	NTH
Power Services BV	100%	NTH
Power Total Maintenance BV	50%	NTH
UNA Milieu NV	100%	NTH
Ecosun BV	67%	NTH
Vasim BV	15%	NTH
Vliegasunie BV	16%	NTH
Reliant Energy Channelview (Delaware) LLC	100%	DEL
Reliant Energy Channelview LP	99%	DEL
Reliant Energy Channelview (Texas) LLC	100%	DEL
Reliant Energy Choctaw County, LLC	100%	MS

3

Name	Ownership	Domicile

Reliant Energy Colusa County, LLC	100%	DEL
Reliant Energy Deer Park, Inc.	100%	DEL
Reliant Energy Desert Basin, LLC	100%	DEL
Reliant Energy Development Services, Inc.	100%	DEL
Reliant Energy Florida Holdings, LLC	100%	DEL
Reliant Energy Indian River, LLC	100%	DEL
Reliant Energy Osceola, LLC	100%	DEL
Reliant Energy McHenry Holding Corp.	100%	DEL
Reliant Energy McHenry I, L.P.	99%	DEL
Reliant Energy McHenry II, L.P.	99%	DEL
Reliant Energy McHenry County, L.P.	99%	DEL
Reliant Energy McHenry Development Corp.	100%	DEL
Reliant Energy Mid-Atlantic Development, Inc.	100%	DEL
Reliant Energy Atlantic, LLC	100%	DEL
Reliant Energy Erie West, LLC	100%	DEL
Reliant Energy Gilbert, LLC	100%	DEL
Reliant Energy Hunterstown, LLC	100%	DEL
Reliant Energy Portland, LLC	100%	DEL
Reliant Energy Seward, LLC	100%	DEL
Reliant Energy Titus, LLC	100%	DEL
Reliant Energy Northeast Holdings, Inc.	100%	DEL
Reliant Energy Northeast Generation, Inc.	100%	DEL
Reliant Energy Keystone Fuels, LLC	100%	DEL
Reliant Energy Mid-Atlantic Power Holdings, LLC	100%	DEL
Reliant Energy Maryland Holdings, LLC	100%	DEL
Reliant Energy Mid-Atlantic Power Services, Inc.	100%	DEL
Reliant Energy New Jersey Holdings, LLC	100%	DEL
Reliant Energy Northeast Management Company	100%	PA
Reliant Energy Power Operations I, Inc.	100%	DEL
Reliant Energy Power Operations II, Inc.	100%	DEL
Reliant Energy Renewables, Inc.	100%	DEL
Reliant Energy Renewables Atascocita GP, LLC	100%	DEL
Reliant Energy Renewables Baytown GP, LLC	100%	DEL
Reliant Energy Renewables Blue Bonnet GP, LLC	100%	DEL
Reliant Energy Renewables Coastal Plains GP, LLC	100%	DEL
Reliant Energy Renewables Comal County GP, LLC	100%	DEL
Reliant Energy Renewables Conroe GP, LLC	100%	DEL
Reliant Energy Renewables Eastside GP, LLC	100%	DEL
Reliant Energy Renewables Hillside GP, LLC	100%	DEL
Reliant Energy Renewables Holdings, LLC	100%	DEL
Reliant Energy Renewables Atascocita, LP	99%	DEL
Reliant Energy Renewables Baytown, LP	99%	DEL
Reliant Energy Renewables Blue Bonnet, LP	99%	DEL
Reliant Energy Renewables Coastal Plains, LP	99%	DEL

4

Name	Ownership	Domicile

Reliant Energy Renewables Comal County, LP	99%	DEL
Reliant Energy Renewables Conroe, LP	99%	DEL
Reliant Energy Renewables Eastside, LP	99%	DEL
Reliant Energy Renewables Hillside, LP	99%	DEL
Reliant Energy Renewables Lacy Lakeview, LP	99%	DEL
Reliant Energy Renewables Pecan Prairie, LP	99%	DEL
Reliant Energy Renewables Security, LP	99%	DEL
Reliant Energy Renewables Temple, LP	99%	DEL
Reliant Energy Renewables Williamson County, LP	99%	DEL
Reliant Energy Renewables Lacy Lakeview GP, LLC	100%	DEL
Reliant Energy Renewables Pecan Prairie GP, LLC	100%	DEL
Reliant Energy Renewables Security GP, LLC	100%	DEL
Reliant Energy Renewables Temple GP, LLC	100%	DEL
Reliant Energy Renewables Williamson County GP, LLC	100%	DEL
Reliant Energy Sabine (Delaware), Inc.	100%	DEL
Sabine Cogen, LP	49%	DEL
Reliant Energy Sabine (Texas), Inc.	100%	DEL
Reliant Energy Shelby Holding Corp.	100%	DEL
Reliant Energy Shelby I, LP	99%	DEL
Reliant Energy Shelby II, LP	99%	DEL
Reliant Energy Shelby County, LP	99%	DEL
Reliant Energy Shelby County II, LP	99%	DEL
Reliant Energy Shelby Development Corp.	100%	DEL
Reliant Energy Signal Peak, LLC	100%	DEL
Reliant Energy Sunrise, LLC	100%	DEL

5

Schedule 1.78
Unregulated Retail Assets
Energy Supply and Services Agreement dated May 10, 2000, between Reliant Energy Retail, Inc. and the General Land Office.
Texas Retail Electric Sales Agreement dated June 30, 2000, between Reliant Energy Retail, Inc. and Baker Hughes, Incorporated.
Contracts with vendors and suppliers relating to the conduct of the Unregulated Retail Business.

1

Schedule 1.79
Unregulated Retail Businesses
Reliant Energy Retail Marketing Division
Unregulated electric marketing activities, currently provided through Reliant Energy Retail, Inc.
Engineering, procurement and construction services, currently provided through Reliant Energy Solutions, LLC

1

Schedule 2.2(g)

Stock Transferred	Consideration
Arkla Finance Corporation	$10
Reliant Energy Services International, Inc.	$10
Reliant Energy Europe Trading & Marketing, Inc.	$10

1

Schedule 2.2(h)
Reliant Energy Ventures, Inc.
Reliant Energy Wholesale Service Company
Reliant Energy Trading Exchange, Inc.
GuideStreet, Inc. (73.5%)
Reliant Energy Solutions, LLC
ReliantEnergy.com, Inc.
Reliant Energy Broadband, Inc.
Reliant Energy Net Ventures, Inc.
Reliant Energy Retail Holdings, LLC

1

Schedule 2.2 (m)
Raytheon Hawker 800XP Aircraft
Serial No. 258365
Cedar Bayou Conference Center, including easements for access from public road, to spillway and for use of pond.

1

Schedule 6.2(f)
Stock of Corporations to be Distributed to Regco
Houston Industries Energy (UK), Inc.
Houston Industries Incorporated
Houston Lighting & Power Company
NorAm Energy Corp.
Reliant Energy International, Inc.
Reliant Energy Resources Corp.
Reliant Energy Power Systems, Inc.
Reliant Energy Products, Inc.
Reliant Energy Properties, Inc.
Reliant Energy Thermal Systems, Inc.
Reliant Energy Water, Inc.
Reliant Resources, Inc. (80+%)
Utility Rail Services, Inc.

1

Schedule 10.14(b)
Auction Principles
1.	Genco will offer a variety of products and services in the secondary auction so as to capture the full value of its generation assets.

2.	Genco will not withhold capacity from the market.

3.	Genco will offer a full array of ancillary services consistent with unit capability.

4.	Any capacity offered for sale but not sold in the secondary capacity auction, or any capacity entitlement not taken by the entitlement holder, may be sold by Genco at terms acceptable to it in its sole discretion.

Schedule 5.1(a)
Certificate of Incorporation
RESTATED CERTIFICATE OF INCORPORATION
OF
RELIANT RESOURCES, INC.
Under Sections 242 and 245 of the
Delaware General Corporation Law
          RELIANT RESOURCES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:
          1. The current name of the Corporation is Reliant Resources, Inc. The name under which the Corporation was originally incorporated was Reliant Energy Unregco, Inc. The original Certificate of Incorporation of the Corporation (as heretofore amended, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on August 9, 2000.
          2. The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the amendments to the Certificate of Incorporation this Restated Certificate of Incorporation is effecting, and the Corporation’s sole stockholder has duly adopted those amendments, all in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.
          3. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation. The amendments to the Certificate of Incorporation effected by this Restated Certificate of Incorporation include, but are not limited to, amendments to: (i) revise the definition of “Rights Declaration Date” in Section 2(a) of Division A of Article FOURTH; (ii) delete Section 4 of Division B of Article FOURTH relating to the 240,000-to-1 stock split of the Common Stock (as hereinafter defined) effected on January 5, 2001; and (iii) add Article ELEVENTH providing for an express election not to be governed by Section 203 of the DGCL until such time as no person is the beneficial owner of at least a majority of the Corporation’s voting stock.
          4. The capital of the Corporation shall not be reduced under or by reason of the foregoing amendments to the Certificate of Incorporation.

          5. The Certificate of Incorporation is hereby superseded by this Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.
          6. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows (hereinafter, this Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to as this “Restated Certificate of Incorporation”).
RESTATED CERTIFICATE OF INCORPORATION
          FIRST: The name of the Corporation is Reliant Resources, Inc. (hereinafter, the “Corporation”).
          SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
          FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 2,125,000,000, of which 2,000,000,000 shares are classified as common stock, par value $0.001 per share (“Common Stock”), and 125,000,000 shares are classified as preferred stock, par value $.001 per share (“Preferred Stock”).
          The Corporation may issue shares of any class or series of its capital stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
          The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and the Common Stock:
Division A. Preferred Stock
          The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a certificate of designations filed with the Secretary of State of the State of Delaware, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in this Restated Certificate of Incorporation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then issued. The authority of the Board of Directors with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:
          (1) the distinctive designation and number of shares of that series;
          (2) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;
          (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;
          (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);
          (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;
          (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;
          (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;
          (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;
          (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;
          (10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and
          (11) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

          Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Restated Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Restated Certificate of Incorporation. Except as applicable law or this Restated Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.
          The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.
          Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.
Series A Preferred Stock
     1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series A Preferred Stock,” and the number of shares constituting such series shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
     2. Dividends and Distributions.
     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of assets of the Corporation legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a)

$10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after April 27, 2001 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.
     3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.
     (B) Except as otherwise provided in this Restated Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
     (C)(i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of directors shall be increased by two, effective as of the time of election of such directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Series A Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the “Voting Preferred Stock”) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two directors.
     (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least thirty three and one-third percent (33 1/3%) of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.
     (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman, the President, a Vice President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect directors voting as a class, (x) the directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.
     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in this Restated Certificate of Incorporation or the Bylaws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in this Restated Certificate of Incorporation or the Bylaws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.
     (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     4. Certain Restrictions.
     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or
(iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative power, preferences and rights of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth in this Restated Certificate of Incorporation.
     6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.
     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
     (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all of the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.
     7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
     8. Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The “current per share market price” on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“Nasdaq”) or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by Nasdaq or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by Nasdaq, a day on which Nasdaq reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York or Texas are not authorized or obligated by law or executive order to close.
     (B) In the event that fewer than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.
     (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
     (D) The shares of Series A Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.
     9. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock (other than any such series of Preferred Stock the terms of which shall provide otherwise) in respect to dividend and liquidation rights, and shall rank senior to the Common Stock as to such matters.
     10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, this Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, voting separately as a class.
     11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.
Division B. Common Stock
     1. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division B as “stock ranking senior to the Common Stock”) have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.
     2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of the Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.
     3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.
Division C. Other Provisions Applicable to the Corporation’s Capital Stock
     1. Preemptive Rights. No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.
     2. Votes Per Share. Any stockholder of the Corporation having the right to vote at any meeting of the stockholders or of any class or series thereof, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.
          FIFTH: (a) Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.
          (b) Number, Election and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one nor more than 15. Effective upon and commencing as of the date on which REI shall first cease to own, either directly or indirectly, at least a majority of the then issued and outstanding shares of Common Stock (such date hereinafter referred to as the “Trigger Date”), the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. As used in this Restated Certificate of Incorporation, “REI” shall mean Reliant Energy, Incorporated, a Texas corporation (“Reliant Energy”), any successor to Reliant Energy by means of reorganization, merger, consolidation, conveyance or transfer or any ultimate parent company of Reliant Energy. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.
          At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.
          In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

The Board of Directors shall specify the class to which a newly created directorship shall be allocated.
          Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
          (c) Removal of Directors. Effective upon and commencing as of the Trigger Date, no director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Restated Certificate of Incorporation or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of this Restated Certificate of Incorporation or that Board of Directors’ resolution.
          (d) Vacancies. Except as a Board of Directors’ resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
          (e) Amendment of this Article FIFTH. In addition to any other affirmative vote required by applicable law, this Article FIFTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

          SIXTH: (a) Action by Written Consent; Special Meetings. Effective upon and commencing as of the Trigger Date, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied. Unless otherwise provided by the DGCL, by this Restated Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, effective upon and commencing as of the Trigger Date, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, the President and Chief Executive Officer of the Corporation, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons.
               (b) Amendment of this Article SIXTH. In addition to any other affirmative vote required by applicable law, this Article SIXTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
          SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of such a director (1) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
          EIGHTH: (a) Certain Acknowledgments; Certain Fiduciary Duties. In anticipation (i) that the Corporation will cease to be a wholly owned subsidiary of REI, but that REI will remain a stockholder of the Corporation and have continued contractual, corporate and business relations with the Corporation, and in anticipation that the Corporation and REI may enter into contracts and/or otherwise transact business with each other and that the Corporation may derive benefits therefrom, (ii) that directors, officers and/or employees of REI and/or of its Affiliated Companies (as hereinafter defined) may serve as directors and/or officers of the Corporation, (iii) that REI and/or its Affiliated Companies engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities in each case that may overlap with or compete with those in which the Corporation and its Affiliated Companies, directly or indirectly, may engage, and that REI and/or its Affiliated Companies may compete with the Corporation in any of such business lines and/or business activities and with respect to business opportunities relating to any such business lines and/or business activities, (iv) that the Corporation and its Affiliated Companies may engage in material business transactions with REI and its Affiliated Companies, and (v) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of REI and their Affiliated Companies, and the duties of any directors, officers or employees of the Corporation who are also directors, officers or employees of REI or its Affiliated Companies, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for, both the Corporation and its Affiliated Companies, on the one hand, and REI and its Affiliated Companies, on the other hand, the provisions of this Article EIGHTH shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to REI and its Affiliated Companies. Any contract or business relation that does not comply with the procedures set forth in this Article EIGHTH, shall not by reason thereof be deemed void or voidable or unfair or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or constitute derivation of any improper personal benefit, but shall be governed by the provisions of this Restated Certificate of Incorporation, the Bylaws of the Corporation, the DGCL and other applicable law.
          (b) Certain Agreements and Transactions Permitted. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and REI or between the Corporation and one or more of the directors or officers of the Corporation, REI, or any of its Affiliated Companies or between the Corporation and any Affiliated Company shall be void or voidable or be considered to be unfair to the Corporation solely for the reason that REI, any Affiliated Company, or any one or more of the officers or directors of the Corporation, REI, or any Affiliated Company are parties thereto, or because any such directors or officers are present at or participate in any meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof), or because his, her or their votes are counted for such purpose. Further, no such contract, agreement or arrangement (or the amendment, modification or termination thereof), or the performance thereof by the Corporation or by REI, or by any Affiliated Company thereof, shall be considered to be for any of the foregoing reasons contrary to (x) any fiduciary duty that REI or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliated Company thereof by reason of REI or any Affiliated Company thereof being a controlling stockholder of the Corporation or participating in the control of the Corporation or of any Affiliated Company thereof; or (y) any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of REI or any Affiliated Company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof; and REI, any Affiliated Company, and such directors and officers shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

     (i) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) shall have been entered into before the Corporation ceased to be a wholly owned subsidiary of REI and continued in effect in respect of any such transaction or opportunity after such time; or
     (ii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), and the Board of Directors or such committee authorizes and approves the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) (a) by the affirmative vote of a majority of the directors who are not Interested Persons (as hereinafter defined) in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination, even though the disinterested directors be less than a quorum; (b) by the affirmative vote of a majority of the members of a committee constituted solely of members who are not Interested Persons in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination and to whom the authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by the Board of Directors or by a committee of the Board of Directors constitute as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been so delegated; or
     (iii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of voting stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is approved by vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors not owned by REI or an Affiliated Company, as the case may be; or
     (iv) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation; or
     (v) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clauses (i), (ii), (iii) or (iv) of this sentence, such transaction shall have been approved or ratified by (a) the Board of Directors by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons in respect of such transaction or (b) by a committee of the Board of Directors constituted solely of members who are not Interested Persons in respect of such transaction or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such transaction of the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and REI or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or
     (vi) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was fair to the Corporation as of the time it was entered into by the Corporation; or
     (vii) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of REI and any Affiliated Company thereof and any Interested Person in respect of such transaction.
          Neither REI nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or participating in any transaction that meets the requirements of any of clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of the immediately preceding sentence and no director, officer or employee of the Corporation who is also a director, officer or employee of REI or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms. Directors of the Corporation who are also directors or officers of REI or any Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof). Capital stock of the Corporation owned by REI and any Affiliated Companies thereof may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof). Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH. The failure of any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or an Affiliated Company thereof, on the one hand, and REI or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article EIGHTH shall not, by itself, cause such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) to constitute any breach of any fiduciary duty to the Corporation or to any Affiliated Company thereof, or any to stockholder or other owner of an equity interest therein, by any controlling stockholder of the Corporation or such Affiliated Company thereof or by any director or officer of the Corporation.
          For purposes of this Article EIGHTH, any contract, agreement, arrangement, or transaction (or amendment, modification, or termination thereof) with any corporation, partnership, joint venture, association, or other entity in which the Corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar ownership interest, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.
          (c) Certain Corporate Opportunities. REI and/or its Affiliated Companies shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and except as provided below, neither REI and/or its Affiliated Companies nor any officer, director or employee thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of REI and/or its Affiliated Companies or of such person. In the event that REI acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both REI (and/or its Affiliated Companies) and the Corporation (and/or its Affiliated Companies), REI shall have no duty to communicate or offer such corporate opportunity to the Corporation and/or its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that REI pursues or acquires such corporate opportunity for itself or for its Affiliated Companies, directs such corporate opportunity to another person (including one or more of its Affiliated Companies), or does not communicate information regarding such corporate opportunity to the Corporation.
          Similarly, in the event that a director or officer of the Corporation (and/or one or more of its Affiliated Companies), who is also a director or officer of REI and/or one or more of its Affiliated Companies, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation (and/or one or more of its Affiliated Companies) and REI (and/or one or more of its Affiliated Companies), such director or officer shall have no duty to communicate or offer such corporate opportunity to the Corporation and/or its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a director or officer of the Corporation by reason of the fact that REI pursues or acquires such corporate opportunity for itself or for its Affiliated Companies, directs such corporate opportunity to another person (including one or more of its Affiliated Companies), or does not communicate information regarding such corporate opportunity to the Corporation.
          (d) Certain Definitions. For purposes of this Article EIGHTH, the following definitions shall apply:
          “Affiliated Company” shall mean in respect of REI, any corporation, limited liability company, partnership, association, joint-stock company or business trust which is controlled by REI, controls REI or is under common control with REI (other than the Corporation and any company that is controlled by the Corporation), and in respect of the Corporation shall mean any company controlled by the Corporation.
          “company” shall mean any corporation, limited liability company, partnership, association, joint-stock company, business trust or other legal entity.
          “Interested Person” in respect of an agreement or transaction referred to in this Article EIGHTH shall mean any director, officer or employee of REI or an Affiliated Company thereof and any person who has a financial interest that is material to such person in REI or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person’s ownership of securities of REI or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual’s decision on behalf of the Corporation or an Affiliated Company thereof in respect of the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) either in the specific instance by, or pursuant to a policy adopted by, the Board of Directors by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of REI or any Affiliated Company thereof or a committee of the Board of Directors of the Corporation constituted solely of members who are not directors, officers or employees of REI or any Affiliated Company thereof by the affirmative vote of a majority of such committee.
          The provisions of this Article EIGHTH shall have no further force or effect at such time as REI and any company controlling, controlled by or under common control with REI shall first cease to be the owner, in the aggregate, of stock representing twenty percent (20%) or more of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or an Affiliated Company thereof and REI or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and REI or an Affiliated Company thereof or the allocation of any opportunity between them before such time.
          In addition to any other affirmative vote required by applicable law, this Article EIGHTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
          NINTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of at least eighty percent (80%) of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose. In addition to any other affirmative vote required by applicable law, this Article NINTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
          TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or a class of stockholders of the Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
          ELEVENTH: The Corporation has elected not to be governed by Section 203 of the DGCL until the date on which no person (as defined in such Section) is the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of at least a majority of the Corporation’s outstanding voting stock (as defined in such Section). From such date forward, the Corporation shall be governed by Section 203 of the DGCL, and will continue to be governed by such Section even if after such date a person becomes the beneficial owner of a majority (or more) of the Corporation’s outstanding voting stock.

          IN WITNESS WHEREOF, the Corporation has caused the Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 27th day of April, 2001.

RELIANT RESOURCES, INC.
By:
Name:
Title:

Schedule 5.1(B)
Bylaws
Amended and Restated Bylaws
of
Reliant Resources, Inc.
Adopted and Amended by Resolution of the Board of Directors on
April 27, 2001
ARTICLE I
CAPITAL STOCK
     Section 1. Share Ownership. Shares for the capital stock of the Company shall be certificated; provided, however, that the Board of Directors of the Company may provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock may be uncertificated shares. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be signed by the Chairman of the Board, if there is one, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.
     Section 2. Stockholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock or other security of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.
     Section 3. Transfer of Shares. The shares of the capital stock of the Company shall be transferable in the share transfer records of the Company by the holder of record thereof, or his duly authorized attorney or legal representative. All certificates representing shares surrendered for transfer, properly endorsed, shall be canceled and new certificates for a like number of shares shall be issued therefor. In the case of lost, stolen, destroyed or mutilated certificates representing shares for which the Company has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Corporate Secretary or an Assistant Corporate Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Company upon the written instruction originated by the appropriate person to transfer the shares.
     Section 4. Stockholders of Record and Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than sixty days, and in the case of a meeting of stockholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of stockholders, such date to be not more than sixty days, and in the case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Delaware as may be designated by the Board of Directors or officer calling the meeting.
     Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Company.
     Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, or a majority of the Board of Directors and may not be called by holders of shares of the Company’s common stock. Unless otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), by the Restated Certificate of Incorporation of the Company or

by any provisions established pursuant thereof with respect to the rights of holders of one or more outstanding series of the Company’s preferred stock, effective upon and commencing as of the date on which REI (as hereinafter defined) shall first cease to own, either directly or indirectly, at least a majority of the then issued outstanding shares of the Company’s common stock (such date hereinafter referred to as the “Trigger Date”), special meetings of the stockholders of the Company may be called at any time only by the Chairman of the Board, if there is one, the President and Chief Executive Officer of the Company, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons. As used in these Bylaws, “REI” shall mean Reliant Energy, Incorporated, a Texas corporation (“Reliant Energy”), any successor to Reliant Energy by means of reorganization, merger, consolidation, conveyance or transfer or any ultimate parent company of Reliant Energy.
     Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Corporate Secretary or the officer or person calling the meeting to each stockholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid.
     Any notice required to be given to any stockholder, under any provision of the DGCL, the Restated Certificate of Incorporation of the Company or these Bylaws, need not be given to a stockholder if notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of dividends or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.
     Section 5. Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal place of business of the Company and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of stockholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

     Section 6. Voting; Proxies. Except as otherwise provided in the Restated Certificate of Incorporation of the Company or as otherwise provided under the DGCL, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Company, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power. At each election of directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.
     Section 7. Quorum and Vote of Stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation of the Company or these Bylaws, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Restated Certificate of Incorporation of the Company or in this Section 7, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders. With respect to a matter submitted to a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Restated Certificate of Incorporation of the Company or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting at which a quorum is present shall be the act of the stockholders, provided that approval of such matter shall also be conditioned on any more restrictive requirement of such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as applicable, being satisfied. With respect to the approval of independent public accountants (if submitted for a vote of the stockholders), the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders.
     Section 8. Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President shall preside at all meetings of the stockholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting. The Corporate Secretary of the Company, if present, shall act as secretary of each meeting of stockholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. Meetings of stockholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of stockholders and the determination of procedure and rules shall be within the absolute discretion of the officer presiding at such meeting (the “Chairman of the Meeting”), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of stockholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:
     (a) If disorder should arise which prevents continuation of the legitimate business of meeting, the Chairman of the Meeting may announce the adjournment of the meeting; and upon so doing, the meeting shall be immediately adjourned.
     (b) The Chairman of the Meeting may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.
     (c) A resolution or motion proposed by a stockholder shall only be considered for vote of the stockholders if it meets the criteria of Article II, Section 9 (Proper Business—Annual Meeting of Stockholders) or Article II, Section 10 (Proper Business—Special Meeting of Stockholders), as the case may be. The Chairman of the Meeting may propose any resolution or motion for vote of the stockholders.
     (d) The order of business at all meetings of stockholders shall be determined by the Chairman of the Meeting.
     (e) The Chairman of the Meeting may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any stockholder, limits on the number of questions per stockholder and limits as to the subject matter and timing of questions and remarks by stockholders.
     (f) Before any meeting of stockholders, the Board of Directors (i) shall appoint three persons other than nominees for office to act as inspectors of election at the meeting or its adjournment and (ii) may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Meeting shall appoint one or more, up to a maximum of three, inspectors of election to act at the meeting of the stockholders.
     The duties of the inspectors shall be to:
     (i) determine the number of shares outstanding and the voting power of each such share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots;
     (ii) receive votes or ballots;
     (iii) hear and determine all challenges and questions in any way arising in connection with the vote and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;
     (iv) count and tabulate all votes and ballots;

     (v) report and certify to the Board of Directors the results based on the information assembled by the inspectors; and
     (vi) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
     (g) Each inspector of election, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
     (h) In determining the validity and counting of proxies and ballots, the inspectors of election shall be limited to an examination of the items specifically allowed by Section 231(d) of the DGCL.
     All determinations of the Chairman of the Meeting shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Company entitled to vote in the election of directors held by stockholders present in person or represented by proxy at such meeting.
     Section 9. Proper Business—Annual Meeting of Stockholders. At any annual meeting of stockholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business (other than business relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 9 and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before an annual meeting of stockholders, any stockholder who intends to bring any matter (other than a matter relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) before an annual meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder’s intent to bring such matter before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Company. Such notice must be received by the Corporate Secretary not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above.
     To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books and records, of the stockholder proposing such business, (c) evidence, reasonably satisfactory to the Corporate Secretary of the Company, of such stockholder’s status as such and of the number of shares of each class of capital stock of the Company of which such stockholder is the beneficial owner, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and the number of shares beneficially owned by them) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 9. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, “person” has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.
     Within thirty days after such stockholder shall have submitted the aforesaid items, the Corporate Secretary or the Board of Directors of the Company shall determine whether the proposed business has been properly requested to be brought before the annual meeting of stockholders and shall notify such stockholder in writing of its determination. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Company determines that the proposed business otherwise has not been properly requested, then such proposal by such stockholder shall not be voted upon by the stockholders of the Company at such annual meeting of stockholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal made by a stockholder of the Company pursuant to this Section 9 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.
     Nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors of the Company.
     Section 10. Proper Business—Special Meeting of Stockholders. At any special meeting of stockholders, only such business shall be conducted as shall have been stated in the notice of such meeting or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).
     Section 11. Action by Written Consent. Effective upon and commencing as of the Trigger Date, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, and the power of the stockholders of the Company to consent in writing to the taking of any action by written consent without a meeting is specifically denied.

ARTICLE III
DIRECTORS
     Section 1. General. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the Restated Certificate of Incorporation of the Company, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject to the provisions of the DGCL, the Restated Certificate of Incorporation of the Company and these Bylaws; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.
     Section 2. Classification of Board of Directors; Qualifications. Each director elected by the holders of Preferred Stock pursuant to Division A of Article FOURTH of the Restated Certificate of Incorporation of the Company (or elected by such directors to fill a vacancy) shall serve for a term ending upon the earlier of the election of his successor or the termination at any time of a right of the holders of Preferred Stock to elect members of the Board of Directors.
     The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner provided in the Restated Certificate of Incorporation of the Company. As provided in Article FIFTH of the Restated Certificate of Incorporation of the Company, effective upon and commencing as of the Trigger Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III.
     At each annual election on or after the Trigger Date, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
     Notwithstanding the provision in Article FIFTH of the Restated Certificate of Incorporation of the Company that, commencing as of the Trigger Date, the three classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of stockholders occurring on or after the first day of the month immediately following the month of such person’s seventieth birthday. Any vacancy on the Board of Directors resulting from any director being rendered ineligible to serve as a director of the Company by the immediately preceding sentence shall be filled by a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director chosen to succeed a director who is so rendered ineligible to serve as a director of the Company shall be of the same class as the director he or she succeeds.
     No person shall continue to serve as a member of the Board of Directors if the director ceases for any reason to hold the principal employment or position he or she held at the time first elected to the Board of Directors and does not secure a comparable employment or position, as determined in the sole judgment of the Board of Directors, within one year thereof.
     No person who is also an employee of the Company or one of its corporate affiliates shall continue to serve as a member of the Board of Directors after his or her retirement, termination or downward change in status in the Company, as determined in the sole judgment of the Board of Directors.
     The Board of Directors may waive any qualification set forth above in this Section 2 if it determines that the director has special skill, experience or distinction having value to the Company that is not readily available or transferable. Any such waiver shall be made by a majority of the Board of Directors, excluding the director whose disqualification is being waived.
     Any vacancies on the Board of Directors resulting from the disqualification of a director by virtue of the above qualifications may be filled as provided in Section 3 of this Article III.
     The above qualifications and limitations notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.
     Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his earlier death, resignation or removal.
     Notwithstanding the foregoing paragraph of this Section 3, whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions of Division A of Article FOURTH of the Restated Certificate of Incorporation of the Company, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with the provisions of such division.
     Section 4. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder (each, a “Nominator”) entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Corporate Secretary of the Company as set forth in this Section 4. To be timely in connection with an annual meeting of stockholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator’s notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than forty-seven days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, the Nominator’s notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Corporate Secretary of the Company, that the Nominator is a stockholder of the Company and shall identify in writing (a) the name and address of the Nominator, (b) the number of shares of each class of capital stock of the Company owned beneficially by the Nominator, (c) the name and address of each of the persons with whom the Nominator is acting in concert, (d) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert and (e) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Corporate Secretary of the Company, the Corporate Secretary of the Company shall determine whether the evidence of the Nominator’s status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Corporate Secretary of the Company to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting at which such person is proposed to be nominated. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.
     Section 5. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Delaware, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company.
     Section 6. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the stockholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to either existing or newly elected members of the Board of Directors for such annual or regular meetings shall be necessary.
     Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary of the Company or a majority of the directors then in office. Notice shall be sent by mail, facsimile or telegram to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 8. Quorum and Voting. Except as otherwise provided by law, a majority of the number of directors fixed in the manner provided in the Restated Certificate of Incorporation of the Company shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Restated Certificate of Incorporation of the Company or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.
     Section 9. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.
     Section 10. Removal. Effective upon and commencing as of the Trigger Date, no director of the Company may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class.
     Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Company in any matter of substantial importance to the Company by (A) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Company.
     Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Restated Certificate of Incorporation of the Company or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock, any such director of the Company so elected may be removed in accordance with the provisions of the Restated Certificate of Incorporation of the Company or that Board of Directors’ resolution.
     No proposal by a stockholder to remove a director of the Company, regardless of whether such director was elected by holders of outstanding shares of any series of Preferred Stock (or elected by such directors to fill a vacancy), shall be voted upon at an annual meeting of the stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 10) and in writing to the Corporate Secretary of the Company (a) notice of such proposal, (b) a statement of the grounds, if any, on which such director is proposed to be removed, (c) evidence, reasonably satisfactory to the Corporate Secretary of the Company, of such stockholder’s status as such and of the number of shares of each class of the capital stock of the Company beneficially owned by such stockholder, (d) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such stockholder is acting in concert, and of the number of shares of each class of the capital stock of the Company beneficially owned by each such beneficial owner and (e) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the stockholders of the Company by the required vote as set forth in the first paragraph of this Section 10, such removal would not be in conflict with the laws of the State of Delaware, the Restated Certificate of Incorporation of the Company or these Bylaws. To be timely in connection with an annual meeting of stockholders, a stockholder’s notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have delivered the aforesaid items to the Corporate Secretary of the Company, the Corporate Secretary and the Board of Directors of the Company shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Company at such annual meeting of the stockholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Company was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined as specified in accordance with Rule 13d-3 under the Exchange Act.
     No proposal by a stockholder to remove a director of the Company, regardless of whether such director was elected by holders of outstanding shares of any series of Preferred Stock (or elected by such directors to fill a vacancy), shall be voted upon at a special meeting of the stockholders.
     Section 11. Executive and Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Company’s Restated Certificate of Incorporation or that may be imposed by the DGCL, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders of the Company, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Company. Each duly authorized action taken with respect to a given matter by any such duly appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.
     The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 5 and 7 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.
ARTICLE IV
OFFICERS
     Section 1. Officers. The officers of the Company shall consist of a President and a Corporate Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board, if there is one, and/or the Chief Executive Officer, if there is one, the authority to appoint additional officers and agents of the Company. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.
     Section 2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Company, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 3. Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors. The Corporate Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.
ARTICLE V
INDEMNIFICATION
     Section 1. General. The Company shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to Article V, Section 2 (Expenses), Expenses (as this and all other capitalized words used in this Article V not previously defined in these Bylaws are defined in Article V, Section 16 (Definitions)), whatsoever arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company or is or was serving in another Corporate Status.
     Section 2. Expenses. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
     Section 3. Advances. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article V, following written request to the Company by Indemnitee, the Company shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as provided in these Bylaws and (ii) satisfactory evidence as to the amount of such expenses.
     Section 4. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company all expenses paid by the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article V or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Company for such expenses.
     Section 5. Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Corporate Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by Indemnitee. The Corporate Secretary of the Company shall promptly advise the Board of Directors of such request.
     Section 6. Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Company or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.
     Section 7. Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Company, submit the name of another Independent Counsel and the Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 7 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion.

Indemnitee may petition the Court for a determination that the Company’s objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.
     Section 8. Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article V) to be entitled to indemnification upon submission of a request for indemnification in accordance with Article V, Section 5 (Request for Indemnification), and thereafter the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.
     Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Company shall be deemed to have acted in a manner not opposed to the best interests of the Company.
     For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise or on information supplied to him by the officers of the Company or another enterprise in the course of their duties or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section shall mean any other company or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article V
     Section 9. Independent Counsel Expenses. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article V and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.
     Section 10. Adjudication. In the event that (i) a determination is made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) that Indemnitee is not entitled to indemnification under this Article V; (ii) advancement of Expenses is not timely made pursuant to Article V, Section 3 (Advances); (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within ninety days after being appointed by the Court, (b) within ninety days after objections to his selection have been overruled by the Court or (c) within ninety days after the time for the Company or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control), Section 7 (Determination of Entitlement; Change of Control) or Section 8 (Procedures of Independent Counsel), Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.
     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all provisions of this Article V. In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article V, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
     Section 11. Participation by the Company. With respect to any such claim, action, suit, proceeding or investigation as to which Indemnitee notifies the Company of the commencement thereof: (a) the Company will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Company to Indemnitee of the Company’s election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Article V for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article V. The Company shall not be entitled to assume the defense of any action, suit, proceeding or investigation brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and (c) the Company shall not be liable to indemnify Indemnitee under this Article V for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.
     Section 12. Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Restated Certificate of Incorporation of the Company, these Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article V or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article V nor those of any agreement to which the Company is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article V as having the right to receive indemnification or is not a party to any such agreement, but whom the Company has the power or obligation to indemnify under the provisions of the DGCL.
     Section 13. Insurance and Subrogation. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnity such person against such expense, liability or loss under applicable law.
     The Company shall not be liable under this Article V to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     Section 14. Severability. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     Section 15. Certain Actions for Which Indemnification Is Not Provided. Notwithstanding any other provision of this Article V, no person shall be entitled to indemnification or advancement of Expenses under this Article V with respect to any Proceeding, or any Matter therein, brought or made by such person against the Company.
     Section 16. Definitions. For purposes of this Article V:
     “Change of Control” means a change in control of the Company after both the Trigger Date and the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that notwithstanding the foregoing, the distribution of the shares of the Company’s common stock by REI to its shareholders shall not be a Change of Control.
     “Corporate Status” describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company.
     “Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.
     “Designated Professional Capacity” shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral opinions to third parties).
     “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
     “Indemnitee” includes any officer or director of the Company who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Article V, Section 1 (General) or Section 2 (Expenses) by reason of his Corporate Status.
     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.
     “Matter” is a claim, a material issue or a substantial request for relief.
     “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Article V, Section 10 (Adjudication) to enforce his rights under this Article V.
     Section 17. Notices. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Article V, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Article V. Any communication required or permitted to the Company shall be addressed to the Corporate Secretary of the Company and any such communication to Indemnitee shall be addressed to Indemnitee’s address as shown on the Company’s records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.
     Section 18. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Company, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.
     Section 19. Indemnification of Employees, Agents and Fiduciaries. The Company, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to a person who is an employee (including an employee acting in his Designated Professional Capacity), agent or fiduciary of the Company including any such person who is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     Section 1. Offices. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801, and the name of the registered agent of the Company at such address is The Corporation Trust Company. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.
     Section 2. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 3. Seal. The Corporate Seal shall be circular in form, shall have inscribed thereon the name of the Company and may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     Section 4. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
ARTICLE VII
AMENDMENT OF BYLAWS
     Section 1. Vote Requirements. The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose.